Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ebix, Inc.

Schaumburg, IL

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112616, 333-64368, 333-12781, and 33-62427) and Form S-8 (Nos. 333-64664, 333-59242, 333-46066, 333-23261 and 33-62901) of Ebix, Inc. of our report dated March 18, 2005, relating to the consolidated financial statements as of December 31, 2004 of Ebix, Inc. and the 2004 financial statement schedule, which appears in this Form 10-K/A.

/s/ BDO Seidman, LLP

Chicago, Illinois

August 31, 2005